Exhibit (h)(4)

PARTICIPATION AGREEMENT

BETWEEN

AARP FUNDS

AND

STATE STREET MASTER FUNDS

DATED AS OF

September 29, 2006

AGREEMENT

THIS AGREEMENT is made and entered into as of the 29th day of September, 2006, by and between AARP Funds, on behalf of the AARP Income Fund (the “Income Fund”), and State Street Master Funds (the “Master Trust”), on behalf of the State Street Money Market Portfolio.

WITNESSETH

WHEREAS, the Income Fund and the State Street Money Market Portfolio are each series of open-end management investment companies;

WHEREAS, AARP Funds desires to invest a portion of the assets of the Income Fund in the State Street Money Market Portfolio (the “Investment”) in exchange for a beneficial interest in the State Street Money Market Portfolio (the “Interest” or “Interests”) on the terms and conditions set forth in this Agreement in reliance on Rule 12d1-1 of the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Master Trust desires to accept the investment on behalf of the State Street Money Market Portfolio and to issue the Interest as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I
THE INVESTMENT

1.1                                 The Income Fund will invest a portion of its assets in the State Street Money Market Portfolio and, in exchange therefor, the State Street Money Market Portfolio agrees to issue to the Income Fund an Interest equal in value to the net value of the assets of the Income

Fund conveyed to the State Street Money Market Portfolio (the “Account”).  The Income Fund may add to or reduce its Investment in the State Street Money Market Portfolio in the manner described, with respect to the State Street Money Market Portfolio in the Master Trust’s registration statement on Form N-1A, as it may be amended from time to time (the “State Street Money Market Portfolio’s N-1A”).  The Income Fund’s aggregate Interest in the State Street Money Market Portfolio would then be recomputed in accordance with the method described in the State Street Money Market Portfolio’s N-1A.

1.2                                 On each date of Investment, the Income Fund shall authorize the Income Fund’s custodian to deliver such assets held by such custodian to be invested in the State Street Money Market Portfolio to the State Street Money Market Portfolio’s custodian.  The State Street Money Market Portfolio’s custodian shall acknowledge its acceptance of the assets, and the Master Trust shall deliver to AARP Funds reasonable evidence of the Income Fund’s ownership of the Account.  In addition, each party shall deliver to the other such bills of sale, checks, assignments, securities instruments, receipts or other documents as such other party or its counsel may reasonably request.

II
REPRESENTATIONS AND WARRANTIES

2.1                                 AARP Funds on behalf of the Income Fund represents and warrants to the Master Trust and the State Street Money Market Portfolio (which representations and warranties shall be deemed made at and as of this date and at and as of all times when this Agreement is in effect) that:

(a)                                  The Income Fund is a duly authorized and established series of AARP Funds, a trust duly organized and validly existing under the laws of the State of Delaware, and has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

(b)                                 The execution and delivery of this Agreement by AARP Funds, on behalf of the Income Fund, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of AARP Funds by its Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by AARP Funds, the performance by AARP Funds and the Income Fund of their obligations hereunder and the consummation by the Income Fund of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by AARP Funds and constitutes a legal, valid and binding obligation of AARP Funds, with respect to the Income Fund, enforceable against it in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors’ rights generally.

(c)                                  AARP Funds and Income Fund are not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code (the “Bankruptcy Code”) or similar case within the meaning of Section 368(a) (3) (A) of the Bankruptcy Code.

(d)                                 The fiscal year end for the Income Fund is June 30.

(e)                                  AARP Funds has duly filed all forms, reports, proxy statements and other documents required to be filed under the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934 (the “1934 Act” and together with the 1940 Act and the 1933 Act, the “Securities Laws”)) or the 1940 Act in connection with the registration of the Income Fund’s shares, any meetings of its shareholders and the registration of AARP Funds as an investment company (collectively, the “Income Fund SEC Filings”).  The Income Fund SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder, and did not at the time of their filing contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                                    The Income Fund is a duly established series of AARP Funds, which has duly registered as an open-end management investment company under the 1940 Act.  The Income Fund and its shares are registered or qualified in any states where such registration or qualification is necessary and such registrations or qualifications are in full force and effect.  The Income Fund is and will at all times when it owns or purchases Interests in the State Street Money Market Portfolio be a series of AARP Funds, which is and will be registered as an open-end investment company under the 1940 Act.

(g)                                 AARP Funds understands and agrees that the Interests in the State Street Money Market Portfolio have not been registered and will not be registered under the 1933 Act or any state securities law, and that the Interests offered and the offering of the Interests have not been approved, disapproved, or passed on by any federal or state regulatory agency or commission, securities or commodities exchange, or other self-regulatory organization.

(h)                                 AARP Funds acknowledges that it has received copies of the State Street Money Market Portfolio’s N-1A, including the offering memorandum of the State Street Money Market Portfolio (the “Memorandum”).  The Income Fund has read, understands, and is fully familiar with the Memorandum and has received adequate information concerning all matters that the Income Fund considers material to a decision to purchase the Interests.

(i)                                     The Interests subscribed for will be acquired solely by and for the account of the Income Fund, solely for investment, and are not being purchased for resale or distribution.  The Income Fund has no existing or contemplated agreement or arrangement with any person to sell, exchange, transfer, assign, pledge, or otherwise dispose of the Interests.  The Income Fund acknowledges and agrees that the Interests are non-transferable.

(j)                                     AARP Funds has relied solely upon the Memorandum, the advice of its tax or other advisers, written information provided by the Master Trust and its investment adviser (the “MT Adviser”) to the Board of Trustees of AARP Funds and independent investigations made by the Income Fund in purchasing the Interests.  No representations or agreements other than those set forth in the Memorandum and in this Agreement have been made to the Income Fund by the State Street Money Market Portfolio.

(k)           Income Fund is relying on Rule 12d1-1 of the 1940 Act with respect to exemptions from the provisions of Sections 12(d)(1)(A), 17(a) and Rule 17d-1 of the 1940 Act, as applicable, in connection with the Investment in the State Street Money Market Portfolio.

(l)            AARP Funds agrees to notify the Master Trust promptly if there is any change with respect to any of the information, representations, or warranties contained herein and to provide such further information as the Master Trust may reasonably request.

(m)          AARP Funds acknowledges that (i) it is a “financial institution” as defined in the Bank Secrecy Act (the “BSA”) and/or (ii) it relies on service providers that are “financial institutions” to perform functions of handling customer applications, creating shareholder accounts, receiving funds, processing transactions for customer accounts, and withdrawing and distributing funds from customer accounts.  AARP Funds also acknowledges that it, and/or its service providers on its behalf, are required to comply with applicable provisions of the BSA, as amended by the USA PATRIOT Act of 2001 and implemented by regulation (the “AML Laws”).

2.2                                 The Master Trust on behalf of the State Street Money Market Portfolio represents and warrants to AARP Funds and the Income Fund (which representations and warranties shall be deemed made at and as of this date and at all times when this Agreement is in effect) that:

(a)                                  The State Street Money Market Portfolio is a duly authorized and established series of the Master Trust, a trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts, which has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

(b)                                 The execution and delivery of this Agreement by the Master Trust, on behalf of the State Street Money Market Portfolio, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Master Trust by its Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Master Trust, on behalf of the State Street Money Market Portfolio, the performance by the Master Trust and the State Street Money Market Portfolio of their obligations hereunder and the consummation by the State Street Money Market Portfolio of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Master Trust, on behalf of the State Street Money Market Portfolio, and constitutes a legal, valid and binding obligation of the Master Trust, with respect to the State Street Money Market Portfolio, enforceable against it in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors’ rights generally.

(c)                                  The issuance by the State Street Money Market Portfolio of the Interests in exchange for the Investment by the Income Fund of its assets has been duly authorized by all necessary action on the part of the Board of Trustees of the Master Trust.  When issued in accordance with the terms of this Agreement, the Interests will be validly issued, fully paid and non-assessable by the State Street Money Market Portfolio.

(d)                                 The Master Trust and State Street Money Market Portfolio are not under the jurisdiction of a court in a proceeding under Title 11 of the Bankruptcy Code or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

(e)                                  The fiscal year end of the State Street Money Market Portfolio is December 31.

(f)                                    The Master Trust has duly filed all forms, reports, proxy statements and other documents required to be filed with the SEC pursuant to the 1934 Act and the 1940 Act in connection with any meetings of its investors and the registration of the Master Trust as an investment company (collectively, the “State Street Money Market Portfolio SEC Filings”).  The State Street Money Market Portfolio SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations of the SEC thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)                                 The State Street Money Market Portfolio is duly registered as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

(h)                                 The State Street Money Market Portfolio uses its best efforts to operate so that it is taxable as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”).

(i)                                     The State Street Money Market Portfolio uses its best efforts to conduct its operations as a money market fund for purposes of Rule 2a-7 under the 1940 Act and has adopted and implemented policies and procedures that are reasonably designed to ensure compliance by the State Street Money Market Portfolio with Rule 2a-7.

(j)                                     The Master Trust uses its best efforts to conduct the offer and sale of Interests so that it may rely on the private placement exemptions from registration and/or qualification, as appropriate, provided by Section 4(2) of the 1933 Act and applicable state securities laws.

(k)                                  The Master Trust has received a contractual commitment from the MT Adviser whereby the MT Adviser has agreed to waive fees and/or reimburse expenses of the State Street Money Market Portfolio such that the ordinary operating expenses of the State Street Money Market Portfolio shall not exceed 0.10% per annum of the State Street Money Market Portfolio’s average daily net assets until November 1, 2007, as set forth in Exhibit A.  The Income Fund acknowledges that such contractual commitment may be modified or eliminated at any time upon approval by the Master Trust’s Board of Trustees.

III
COVENANTS AND INDEMNIFICATION

3.1                                 AARP Funds covenants on behalf of the Income Fund that:

(a)                                  The Income Fund will rely on Rule 12d1-1 of the 1940 Act with respect to exemptions from the provisions of Sections 12(d)(1)(A), 17(a) and Rule 17d-1 of the 1940 Act, as applicable, in connection with the Investment in the State Street Money Market Portfolio for all periods during which this Agreement is in effect.

(b)                                 AARP Funds will furnish the Master Trust, at least ten (10) business days prior to filing or first use, as the case may be, with drafts of amendments to its registration statement on Form N-lA and prospectus supplements or amendments relating to the Income Fund, unless it is not reasonably practical to do so given an immediate and legally required need to supplement its registration statement on Form N-1A (“Income Fund’s N-1A”), in which case such supplement will be provided to the Master Trust as soon as reasonably possible prior to filing or first use.  The Income Fund will furnish the State Street Money Market Portfolio with any proposed advertising or sales literature prepared by the Income Fund or its distributor at least three (3) business days prior to filing or first use; provided, however, that such advance notice shall not be required for advertising or sales literature that merely references the name of the Income Fund.  The Income Fund agrees that it will include in all such Income Fund documents any disclosures that may be required by law and it will include in all such Income Fund documents any material comments reasonably made by the State Street Money Market Portfolio and its counsel.  The State Street Money Market Portfolio will, however, in no way be liable for any errors or omissions in such documents, whether or not it makes any objection thereto, except to the extent such errors or omissions result from information provided in writing by the State Street Money Market Portfolio or from information accurately derived from the State Street Money Market Portfolio’s N-1A that has been specifically provided to the State Street Money Market Portfolio for review and comment.  The Income Fund will not make any other written or oral representations about the State Street Money Market Portfolio other than those included in the State Street Money Market Portfolio’s N-1A without the prior written consent of the Master Trust.

(c)                                  The Income Fund agrees to comply with the AML Laws and to provide such information and documentation evidencing compliance with the AML Laws as may be reasonably requested by the State Street Money Market Portfolio from time to time, to the extent the provision of such information is permitted by the AML laws or other applicable law.

3.2                                 Indemnification by Income Fund.

(a)                                  The Income Fund will indemnify and hold harmless the Master Trust, State Street Money Market Portfolio, the State Street Money Market Portfolio’s investment adviser and their respective trustees, directors, officers and employees and each other person who controls the State Street Money Market Portfolio, as the case may be, within the meaning of Section 15 of the 1933 Act (each, a “State Street Money Market Portfolio Covered Person” and collectively, “State Street Money Market Portfolio Covered Persons”), against any and all losses, claims, demands, damages, liabilities and expenses (including the reasonable cost of investigating and defending against any claims therefor and any counsel fees and expenses incurred in connection therewith)(each, a “Liability” and collectively, the “Liabilities”) , joint or several, which

(i)                                     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, any prospectus, or any amendment thereof or supplement thereto, or any advertisement or sales literature, or any other document or publication filed, created, or published or otherwise disseminated by the Income Fund (each, an “Income Fund Document”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Income Fund will not be liable in any such case to the extent that such Liability arises out of or is based upon any untrue statement or omission in or from any Income Fund Document in reliance upon and in conformity with written information furnished to the Income Fund by the State Street Money Market Portfolio specifically for use therein (for this purpose, information of any kind contained in any State Street Money Market Portfolio SEC Filings, not included therein in reliance on information provided by or on behalf of the Income Fund for inclusion therein, being deemed to have been so furnished to the Income Fund);

(ii)           result from the failure of any representation or warranty made by AARP Funds on behalf of the Income Fund to be accurate when made or the failure of AARP Funds or the Income Fund to perform any covenant contained herein or to otherwise comply with the terms of this Agreement; or

(iii)          arise out of any unlawful or negligent act of AARP Funds or the Income Fund or any Trustee, officer, employee or agent of AARP Funds or the Income Fund, whether such act was committed against AARP Funds, Income Fund, Master Trust, State Street Money Market Portfolio or any third party;

provided, however, that in no case shall the Income Fund be liable with respect to any claim made against any State Street Money Market Portfolio Covered Person unless the party shall have notified the Income Fund in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a party.  Failure to notify the Income Fund of such claim shall not relieve it from any liability that it may have to any party otherwise than on account of the indemnification contained in this Paragraph.

(b)                                 The Income Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Income Fund elects to assume the defense, such defense shall be conducted by counsel chosen by the Income Fund and reasonably acceptable to the State Street Money Market Portfolio.  In the event the Income Fund elects to assume the defense of any such suit and retain such counsel, each State Street Money Market Portfolio Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (A) the Income Fund shall have specifically authorized the retaining of such counsel or

(B) the parties to such suit include any State Street Money Market Portfolio Covered Person and the Income Fund, and any such State Street Money Market Portfolio Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to the Income Fund, in which case the Income Fund shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel.  The Income Fund shall not be liable to indemnify any State Street Money Market Portfolio Covered Person for any settlement of any claim effected without the Income Fund’s written consent, which consent shall not be unreasonably withheld or delayed.  The indemnities set forth in paragraph (a) will be in addition to any liability that the Income Fund might otherwise have to a State Street Money Market Portfolio Covered Person.

3.3                                 The Master Trust covenants on behalf of the State Street Money Market Portfolio that:

(a)                                  The State Street Money Market Portfolio will use its best efforts to qualify to be taxable as a partnership under the Code for all periods during which this Agreement is in effect, except to the extent that the failure to so qualify is a result of any action or omission of the Income Fund.

(b)                                 The Master Trust will notify AARP Funds, as soon as reasonably practicable, of the discovery of any material failure to comply with the terms of Rule 2a-7 under the 1940 Act or of any decision to cease to be a money market fund for purposes of Rule 2a-7.

(c)                                  Conditional upon the Income Fund complying with the terms of this Agreement, and except as otherwise may be limited by the terms of this Agreement, the Master Trust shall permit the Income Fund to make additional Investments in the State Street Money Market Portfolio on each business day on which shares of the Income Fund are sold to the public, provided, however, that the Master Trust may refuse to permit the Income Fund to make additional Investments in the State Street Money Market Portfolio on any day on which (i) the State Street Money Market Portfolio has refused to permit all other investors in the State Street Money Market Portfolio to make additional Investments in the State Street Money Market Portfolio or (ii) the Trustees of the Master Trust have reasonably determined that permitting additional investments by the Income Fund in the State Street Money Market Portfolio would constitute a breach of their fiduciary duty to the State Street Money Market Portfolio.

(d)                                 The State Street Money Market Portfolio will not charge the Income Fund any sales charge, as defined in Rule 2830(b)(8) of the Conduct Rule of the NASD, or service fee, as defined in Rule 2830(b)(9) of the Conduct Rules of the NASD, in connection with the purchase, sale or redemption of the Interests issued by the State Street Money Market Portfolio to the Income Fund.

(e)                                  The State Street Money Market Portfolio shall use its best efforts to operate in a manner that will not disqualify the Income Fund from qualifying as a regulated investment company for purposes of the Code.

3.4                                 Indemnification by the State Street Money Market Portfolio.

(a)                                  The State Street Money Market Portfolio will indemnify and hold harmless the Income Fund, AARP Funds, and their respective trustees, officers and employees and each other person who controls the Income Fund, as the case may be, within the meaning of Section 15 of the 1933 Act (each, a “Income Fund Covered Person” and collectively, “Income Fund Covered Persons”), against any and all Liabilities, joint or several, whether incurred directly by the Income Fund or through the Income Fund’s Investment in the State Street Money Market Portfolio, which

(i)                                     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the State Street Money Market Portfolio’s N-1A or in any advertising or sales literature of the Income Fund to the extent resulting from information provided by the Master Trust specifically for inclusion in the Income Fund’s advertising or sales literature and which is accurately included by the Income Fund in the Income Fund’s advertising or sales literature, or arise out of or are based upon the omission or alleged omission to state in the State Street Money Market Portfolio’s N-1A or in any advertising or sales literature of the Income Fund to the extent resulting from information provided by the Master Trust specifically for inclusion in the Income Fund’s advertising or sales literature and which is accurately included by the Income Fund therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the State Street Money Market Portfolio will not be liable in any such case to the extent that any such Liability arises out of or is based upon any untrue statement or omission in or from the State Street Money Market Portfolio’s N-1A in reliance upon and in conformity with written information furnished to the State Street Money Market Portfolio by the Income Fund specifically for use therein (for this purpose, information of any kind contained in any Income Fund SEC Filings, not included therein in reliance on information provided by or on behalf of the State Street Money Market Portfolio for inclusion therein, being deemed to have been so furnished to the State Street Money Market Portfolio);

(ii)                                  arise out of or are based upon an inaccurate calculation of the State Street Money Market Portfolio’s net asset value (whether by the State Street Money Market Portfolio or any party retained by the State Street Money Market Portfolio for that purpose);

(iii)          arise out of any unlawful or negligent act of the Master Trust or the State Street Money Market Portfolio or any Trustee, officer, employee or agent of the Master Trust or the State Street Money Market Portfolio, whether such act was committed against the Master Trust, State Street Money Market Portfolio, AARP Funds, Income Fund or any third party; or

(iv)          result from the failure of any representation or warranty made by the State Street Money Market Portfolio to be accurate when made or the failure of the State Street Money Market Portfolio to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

provided, however, that in no case shall the State Street Money Market Portfolio be liable with respect to any claim made against any Income Fund Covered Person unless the party shall have notified the State Street Money Market Portfolio in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Income Fund Covered Person.  Failure to notify the State Street Money Market Portfolio of such claim shall not relieve it from any liability that it may have to any party otherwise than on account of the indemnification contained in this paragraph.

(b)                                 The State Street Money Market Portfolio will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the State Street Money Market Portfolio elects to assume the defense, such defense shall be conducted by counsel chosen by the State Street Money Market Portfolio and reasonably acceptable to the Income Fund.  In the event that the State Street Money Market Portfolio elects to assume the defense of any such suit and retain such counsel, each Income Fund Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (A) the State Street Money Market Portfolio shall have specifically authorized the retaining of such counsel or (B) the parties to such suit include any Income Fund Covered Person and the State Street Money Market Portfolio, and any such Income Fund Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to the State Street Money Market Portfolio, in which case the State Street Money Market Portfolio shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel.  The State Street Money Market Portfolio shall not be liable to indemnify any Income Fund Covered Person for any settlement of any claim affected without the State Street Money Market Portfolio’s written consent, which consent shall not be unreasonably withheld or delayed.  The indemnities set forth in paragraph (a) will be in addition to any liability that the State Street Money Market Portfolio might otherwise have to a Income Fund Covered Person.

3.5                                 Allocation of Losses.

(a)                                  If the indemnification provided for in Section 3.2 or Section 3.4 is for any reason unavailable to or insufficient to hold harmless a State Street Money Market Portfolio Covered Person or Income Fund Covered Person (“Covered Person”) in respect of any losses, claims, demands, damages, liabilities, or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such any losses, claims, demands, damages, liabilities, or expenses incurred by such Covered Person in such proportion as is appropriate to reflect the relative fault of the Income Fund and the State Street Money Market Portfolio in connection with the statements or omissions or other action or failure to act which resulted in such losses, liabilities, claims, damages, or expenses, as well as any other relevant equitable considerations.

(b)                                 In the case of any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, the relative fault of the Income Fund and the State Street Money Market Portfolio shall be determined by reference to, among other things, whether any such untrue statement or alleged untrue statement or omission or alleged omission related to information supplied by the Income Fund or the State Street Money Market

Portfolio and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(c)                                  The Income Fund and the State Street Money Market Portfolio agree that it would not be just and equitable if contribution pursuant to this Section 3.5 were determined by any method of allocation which does not take account of the equitable considerations referred to above in this Section 3.5.  The aggregate amount of losses, claims, demands, damages, liabilities, and expenses incurred by a Covered Person and referred to above in this Section 3.5 shall be deemed to include any legal or other expenses reasonably incurred by such Covered Person in investigating, preparing, or defending against any litigation or any investigation or proceeding or any such claims and reasonable counsel fees incurred in connection therewith.

(d)                                 For purposes of this Section 3.5, each person, if any, who controls the Income Fund or the State Street Money Market Portfolio within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended, shall have the same rights to contribution as the Income Fund or the State Street Money Market Portfolio, as the case may be, and each director or trustee, officer, or employee of the Master Trust or AARP Funds and each officer thereof who signed a registration statement shall have the same rights to contribution as the Income Fund or the State Street Money Market Portfolio, as the case may be.

IV
ADDITIONAL AGREEMENTS

4.1                                 Each party agrees that it shall hold in strict confidence all confidential data and information obtained from the other parties (unless such information is or becomes readily ascertainable from public or published information or trade sources) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is approved by the disclosing party, required by the SEC, any other regulatory body or the Income Fund’s or State Street Money Market Portfolio’s respective auditors, or in the opinion of counsel such disclosure is required by law, and then only with as much prior written notice to the other party as is practical under the circumstances.  Each party agrees that the requirements of this Section shall not prohibit the Master Trust and AARP Funds from filing this Agreement as an exhibit to its registration statement on Form N-1A, and that such disclosure shall not require additional consent from the other parties.

4.2                                 The Master Trust shall afford the independent public accountants of the Income Fund with reasonable access to relevant books and records of the State Street Money Market Portfolio and will provide relevant financial and other data related to the State Street Money Market Portfolio as reasonably requested by such accountants as permitted by applicable law, and which is necessary in order to conduct an audit of the Income Fund’s financial statements.

4.3                                 No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior consent of the other party hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law, provided further, however, that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances.

4.4                                 The State Street Money Market Portfolio shall whenever reasonably possible and subject to the MT Adviser’s portfolio management and fiduciary considerations, accommodate Income Fund requests that redemptions be made in cash or in kind.

V
TERMINATION, AMENDMENT AND WAIVER

5.1                                 Termination.

(a)                                  This Agreement may be terminated by AARP Funds upon five (5) business days notice to the Master Trust.

(b)                                 This Agreement may be terminated at any time by AARP Funds by withdrawing all of the Income Fund’s Interest in the State Street Money Market Portfolio.

(c)                                  This Agreement may be terminated on not less than 60 days’ prior written notice by the Master Trust to AARP Funds.

(d)                                 This Agreement may be terminated on not less than 30 days’ prior written notice by the Master Trust to AARP Funds of the intention of the State Street Money Market Portfolio to completely liquidate its assets and wind up its affairs.

(e)                                  This Agreement may be terminated by a party at any time immediately upon written notice to the other parties in the event that formal proceedings are instituted against another party to this Agreement by the SEC or any other regulatory body, provided that the terminating party has a reasonable belief that the institution of the proceeding is not without foundation and will have a material adverse impact on the terminating party.

(f)                                    The indemnification and contribution obligations set forth in Article III and the confidentiality provisions in Section 4.1 shall survive the termination of this Agreement.

5.2                                 This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

VI
GENERAL PROVISIONS

6.1                                 All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when actually received in person or by fax, or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed as follows:

If to the Income Fund:

AARP Funds
650 F Street, NW
Washington, DC 20004
Attn: Nancy M. Smith
Fax: (202) 434-7688

If to the State Street Money Market Portfolio:

State Street Master Funds
c/o State Street Bank and Trust Company
P.O. Box 5049
Boston, MA 02206
Attn:  Ryan M. Louvar
Fax: (617) 662-3805

Each party to this Agreement may change the identity of the person to receive notice by providing written notice thereof to all other parties to the Agreement.

6.2                                 Unless stated otherwise herein, all costs and expenses associated with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

6.3                                 The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.4                                 If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

6.5                                 This Agreement and the agreements and other documents delivered pursuant hereto set forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporate or supersede all prior negotiations and understandings.  There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than those set forth herein.

6.6                                 Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically provided in this Agreement, their respective successors and assigns.  Notwithstanding the foregoing, no party shall make any assignment of this Agreement or any rights or obligations hereunder without the written consent of all other parties.

6.7                                 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the choice of law or conflicts of law provisions thereof.

6.8                                 This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

6.9                                 Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

6.10                           Any uncertainty or ambiguity existing herein shall not presumptively be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm’s length agreements.

6.11                           Each party expressly acknowledges the provision in the Declaration of Trust of AARP Funds and the Declaration of Trust of the Master Trust limiting the personal liability of shareholders and the officers and trustees of AARP Funds and the Master Trust, respectively.

6.12                           The parties hereto agree and acknowledge that (a) AARP Funds has entered into this Agreement solely on behalf of the Income Fund and that no other party shall have any obligation hereunder with respect to any liability of the Income Fund arising hereunder; (b) the Master Trust has entered into this Agreement solely on behalf of the State Street Money Market Portfolio and that no other series of the Master Trust shall have any obligation hereunder with respect to any liability of the State Street Money Market Portfolio arising hereunder; and (c) no series or feeder participant of the State Street Money Market Portfolio shall be liable to any other series or feeder participant of the State Street Money Market Portfolio.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

AARP FUNDS

By:	/s/ Larry C. Renfro
Name:	Larry C. Renfro
Title:	President

STATE STREET MASTER FUNDS

By:	/s/ James E. Ross
Name:	James E. Ross
Title:	President

EXHIBIT A

FEE WAIVER AND EXPENSE REIMBURSEMENT AGREEMENT

AGREEMENT, made as of this 1st day of April, 2006, between State Street Master Funds (the “Trust”) on behalf of its State Street Money Market Portfolio series (the “Portfolio”), and SSgA Funds Management, Inc. (“SSgA FM”).

WHEREAS, the parties have entered into an Investment Advisory Agreement with respect to the Portfolio (the “Advisory Agreement”); and

WHEREAS, SSgA FM desires to reduce the investment advisory fee charged to the Portfolio described in the Advisory Agreement and/or reimburse certain operating expenses for the Portfolio to keep expenses at specified levels as set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Trust and SSgA FM agree as follows:

1.             For the period commencing as of the date of this Agreement through November 1, 2007, SSgA FM agrees to waive fees payable to SSgA FM pursuant to the Advisory Agreement and/or reimburse operating expenses for the Portfolio in an amount sufficient to keep the total annual operating expenses (exclusive of interest, taxes and extraordinary expenses) for the Portfolio at 0.10%.

2.             SSgA FM understands and intends that the Portfolio, and any series of an investment company that investments substantially all of its investable assets in the Portfolio (“Income Fund”), will rely on this agreement in preparing and filing their respective registration statements on Form N-1A (including any amendments or supplements thereto) and in accruing the expenses of the Portfolio and any such Income Fund, as applicable, for purposes of calculating net asset value and otherwise, and expressly permits the Portfolio and any Income Fund to do so.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

STATE STREET MASTER FUNDS			SSGA FUNDS MANAGEMENT, INC.

By:			By:
	Name:	Gary L. French		Name:	James E. Ross
	Title:	Treasurer		Title:	President

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